Exhibit 21.1
Subsidiaries of Fossil Group, Inc.
as of January 2, 2016

Name of Subsidiary	Place of Incorporation	Parent Company	Percent Ownership
Fossil Intermediate, Inc.	Delaware	Fossil Group, Inc.	100
Fossil Stores I, Inc.	Delaware	Fossil Group, Inc.	100
Arrow Merchandising, Inc.	Texas	Fossil Group, Inc.	100
Fossil Canada, Inc.	Canada	Fossil Group, Inc.	100
Fossil Europe B.V.	the Netherlands	Fossil Group, Inc.	100
Fossil Japan, Inc	Japan	Fossil Group, Inc.	100
Fossil Holdings, LLC	Delaware	Fossil Group, Inc.	100
Fossil (Gibraltar) Ltd.	Gibraltar	Fossil Group, Inc.	100
Fossil International Holdings, Inc.	Delaware	Fossil Group, Inc.	100
Fossil (East) Limited	Hong Kong	Fossil Group, Inc.	100
Swiss Technology Holding GmbH	Switzerland	Fossil Group, Inc.	100
Fossil Trust	Delaware	Fossil Intermediate, Inc.	100
Fossil Holdings LLC Luxembourg, SCS	Luxembourg	Fossil Group, Inc.	100
Misfit Inc.	Delaware	Fossil Group, Inc.	100
Fossil Partners, L.P.	Texas	Fossil Trust	99
Fossil Mexico, S.A. de C.V.	Mexico	Fossil International Holdings, Inc.	100
Servicios Fossil Mexico, S.A. de C.V.	Mexico	Fossil International Holdings, Inc.	100
Fossil Luxembourg Sarl	Luxembourg	Fossil Holdings LLC Luxembourg, SCS	100
Pulse Time Center Company, Ltd.	Hong Kong	Fossil (East) Limited	98
Fossil (Hong Kong) Ltd	Hong Kong	Fossil (East) Limited	100
Fossil Singapore Pte. Ltd.	Singapore	Fossil (East) Limited	100
FDT, Ltd.	Hong Kong	Fossil (East) Limited	51
Fossil (Australia) Pty Ltd.	Australia	Fossil (East) Limited	100
Fossil Time Malaysia Sdn. Bhd.	Malaysia	Fossil (East) Limited	100
Fossil Industries Ltd.	Hong Kong	Fossil (East) Limited	100
Fossil Trading (Shanghai) Company Ltd.	China	Fossil (East) Limited	100
Fossil (Asia) Holdings Ltd.	Hong Kong	Fossil (East) Limited	100
Fossil (Korea) Limited	Korea	Fossil (East) Limited	100
Fossil India Private Ltd.	India	Fossil (East) Limited	99
Fossil Asia Pacific Ltd.	Hong Kong	Fossil (East) Limited	100
Fossil Commercial (Shanghai) Company Ltd.	China	Fossil (East) Limited	100
Fossil Services (Shenzhen) Co. Ltd.	China	Fossil (East) Limited	100
Skagen Designs, Ltd.	Hong Kong	Fossil (East) Limited	100

Shanghai Fossil Retail Co. Ltd.	China	Fossil (East) Limited	100
Fossil (New Zealand) Limited	New Zealand	Fossil (Australia) Pty Ltd.	100
Fossil Retail Stores (Australia) Pty. Ltd.	Australia	Fossil (Australia) Pty Ltd.	100
Fossil Management Services Pty. Ltd.	Australia	Fossil (Australia) Pty Ltd.	100
Pulse Time Center (Shenzhen) Co. Ltd.	China	Pulse Time Center Company, Ltd.	100
Fossil (Macau) Limited	Macau	Fossil (Hong Kong) Ltd	100
Fossil Europe GmbH	Germany	Fossil Europe B.V.	100
Fossil Italia, S.r.l.	Italy	Fossil Europe B.V.	100
GUM S.A.	France	Fossil Europe B.V.	100
Fossil S.L.	Spain	Fossil Europe B.V.	50
Fossil U.K. Holdings Ltd.	United Kingdom	Fossil Europe B.V.	100
FESCO GmbH	Germany	Fossil Europe B.V.	100
Fossil Switzerland GmbH	Switzerland	Fossil Europe B.V.	100
Fossil (Austria) GmbH	Austria	Fossil Europe B.V.	100
Fossil Sweden AB	Sweden	Fossil Europe B.V.	100
Fossil Stores Belgium BVBA	Belgium	Fossil Europe B.V.	100
Fossil Stores Spain SL	Spain	Fossil Europe B.V.	100
Fossil Belgium BVBA	Belgium	Fossil Europe B.V.	100
Fossil Accessories South Africa Pty Ltd	South Africa	Fossil Europe B.V.	51
Fossil Poland Spolka ZOO	Poland	Fossil Europe B.V.	100
Fossil France SA	France	GUM, SA	100
Fast Europe Sarl	France	Fossil France SA	100
Fossil Norway AS	Norway	Fossil Sweden AB	100
Fossil Denmark A/S	Denmark	Fossil Sweden AB	100
Fossil Stores France SAS	France	Fossil France SA	100
Fossil Stores S.r.l.	Italy	Fossil Italia, S.r.l.	100
Fossil U.K. Ltd.	United Kingdom	Fossil U.K. Holdings Ltd.	100
Montres Antima SA	Switzerland	Swiss Technology Holding GmbH	100
Skagen Designs Retail U.K. Ltd.	United Kingdom	Fossil U.K. Holdings Ltd.	100
In Time‑Distribuicao de Relogios, SUL	Portugal	Fossil S.L.	100
Fossil Group Europe, GmbH	Switzerland	Swiss Technology Holding GmbH	100
Fossil Management GmbH	Switzerland	Swiss Technology Holding GmbH	100
Fossil China Sourcing	China	Fossil Group Europe GmbH	99
Swiss Technology Production SA	Switzerland	Swiss Technology Holding GmbH	51
Fossil Chile Holdings, SpA	Chile	Fossil International Holdings, Inc.	100
Fossil Chile, SpA	Chile	Fossil Chile Holdings, SpA	100
Latin America Services, Ltd	BVI	Fossil International Holdings, Inc.	100